Regional Management Corp. Announces Appointments of Steven J. Freiberg,

Michael R. Dunn and C. Glynn Quattlebaum to Board of Directors

Greenville, South Carolina—July 2, 2014—Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced the appointments of Steven J. Freiberg, Michael R. Dunn and C. Glynn Quattlebaum to Regional Management’s Board of Directors, effective immediately. Today’s appointments increase Regional Management’s Board size from five directors to eight.

In addition, Mr. Quattlebaum has been named Vice Chairman of the Board. Mr. Quattlebaum, who is currently Regional Management’s President and Chief Operating Officer, co-founded Regional Management in 1987 and is a 40-year veteran of the specialty finance industry.

“Glynn has been instrumental to the growth of Regional Management over the years, and his elevation to Vice Chairman of the Board is more than well deserved,” said Thomas F. Fortin, Chief Executive Officer of Regional Management Corp. “In his new and expanded position, Glynn will play a major strategic role in influencing Regional Management’s long-term future. We expect Glynn will be a key partner in our growth story for many years to come.”

As part of its succession planning, Regional Management has commenced a national search for a new Chief Operating Officer and has engaged ECS Partners International of Miami, Florida to lead the search process. Mr. Quattlebaum will remain in his current roles of President and Chief Operating Officer, but will vacate those roles upon the announcement of his successor. Following that announcement and the transition of his duties to his successor, Mr. Quattlebaum will remain actively engaged on a full-time basis with Regional Management in his new role as Vice Chairman.

“I have been extremely proud of what we’ve accomplished at Regional Management over the past 27 years and look forward to joining with our Board and Tom to chart the next decade of Regional’s growth and performance,” said Mr. Quattlebaum. “These are incredibly exciting times for our company, and I welcome the opportunity to coach and mentor the next generation of operational leaders at every level of the company.”

Mr. Freiberg has been a Senior Advisor to The Boston Consulting Group since December 2012. Previously, Mr. Freiberg served as Director and Chief Executive Officer of E*TRADE Financial Corporation from April 2010 until August 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years at Citigroup and its predecessor companies and affiliates. Among his notable roles at Citigroup, Mr. Freiberg served as Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards—Citigroup’s leading global credit card business—and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Additionally, he was a member of Citigroup’s Executive, Management, and Operating Committees, and he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB and the Citigroup Foundation. Mr. Freiberg has served on the board of directors of MasterCard Incorporated since September 2006 and currently chairs its audit committee. He also served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of the Company’s U.S. region board from 2004 until May 2006.

Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly-owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a Bachelor of Science degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

Mr. Freiberg and Mr. Dunn will each serve on Regional Management’s Audit Committee and Compensation Committee. Regional Management’s Board has determined that Mr. Freiberg and Mr. Dunn are independent in accordance with the criteria established by the New York Stock Exchange for independent board members and are “audit committee financial experts,” as defined by Securities and Exchange Commission rules. Mr. Freiberg and Mr. Dunn bring to the Board their extensive financial background and significant experience with public and private financial services companies.

“Steve and Mike’s additions to the Board provide Regional with significant added financial expertise and help us establish a powerhouse Board that will help drive Regional’s corporate strategy in the future,” added Mr. Fortin. “Both Steve and Mike have over 30 years of financial services and public company experience that our Board will be able to tap into on a regular basis. Combined with Glynn’s appointment, we have taken significant strides today to strengthen our Board.”

Alvaro G. de Molina appointed Chairman of the Board of Directors

Following Regional Management’s annual meeting in April, Alvaro G. de Molina was appointed Chairman of the Board of Directors. Mr. de Molina has been a director of Regional since March 2012. Until 2009, Mr. de Molina was the Chief Executive Officer of GMAC LLC, which he originally joined as Chief Operating Officer in 2007. Since departing GMAC LLC, Mr. de Molina has been a private investor. He also joined Cerberus Capital Management where he worked with the operations group for a period during 2007, following a 17-year career at Bank of America, where he most recently served as its Chief Financial Officer from 2005 until 2007. During his tenure at Bank of America, Mr. de Molina also served as Chief Executive Officer of Banc of America Securities, President of Global Capital Markets and Investment Banking, head of Market Risk Management, and Corporate Treasurer. Previously, he also served in key roles at JPMorgan Chase Bank, N.A., Becton, Dickinson and Company, and PriceWaterhouse LLP (now PricewaterhouseCoopers LLP). Mr. de Molina is a member of the Board of Visitors of Duke University’s Fuqua School of Business. He holds a B.S. degree in Accounting from Fairleigh Dickinson University and an M.B.A. degree from Rutgers Business School and is a graduate of the Duke University Advanced Management Program.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of, governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico and Georgia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331